UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 21, 2018, CVB Financial Corp., a California corporation (the “Company”), held a special meeting of shareholders (the “Special Meeting”) to consider and vote upon:

(i) a proposal (the “Merger Proposal”) to approve the principal terms of the Agreement and Plan of Reorganization and Merger, dated as of February 26, 2018, by and among the Company, Citizens Business Bank and Community Bank (the “Merger Agreement”) and the transactions contemplated by the Merger Agreement, including the merger of Community Bank with and into Citizens Business Bank (the “Merger”), with Citizens Business Bank surviving the Merger, and the issuance of the Company’s common stock to Community Bank shareholders in connection with the Merger; and

(ii) a proposal (the Adjournment Proposal”) to adjourn the Special Meeting to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Merger Proposal.

As of May 3, 2018, the record date for the Special Meeting, there were 110,262,742 shares of the Company’s common stock outstanding and eligible to vote. 83,107,403 shares were present and counted toward a quorum at the Special Meeting. 83,107,403 shares (or 75.37% of the shares outstanding) were voted.

The Company’s shareholders approved the Merger Proposal, which required the affirmative vote of holders of at least a majority of the shares of the Company’s common stock outstanding on the record date.

The voting results for the Merger Proposal, including the votes for and against, and any abstentions or broker non-votes, are as follows.

Aggregate Votes
FOR	AGAINST	ABSTENTIONS*	BROKER NON-VOTES*
82,607,430	200,037	299,936	0

* Abstentions were included in determining the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. Since none of the proposals to be voted on at the Special Meeting were routine matters for which brokers may have discretionary authority to vote, broker non-votes were not counted as represented for purposes of establishing a quorum at the Special Meeting.

As sufficient votes were cast in favor of the Merger Proposal, the Adjournment Proposal was not acted upon at the Special Meeting.

Item 8.01 Other Events.

On June 21, 2018, the Company and Community issued a joint press release announcing that the shareholders of both companies have approved the previously announced merger of Community Bank with and into Citizens Business Bank at their respective special shareholder meetings held on June 21, 2018.

A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Joint Press Release of CVB Financial Corp. and Community Bank, dated June 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)

Date: June 21, 2018	By: /s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer